Exhibit 99.2
AT THE COMPANY Mark Hager Chief Financial Officer (512) 732-1000	AT THE FINANCIAL RELATIONS BOARD Georganne Palffy General Info (312) 640-6768

FOR IMMEDIATE RELEASE

WEDNESDAY NOVEMBER 10, 2004

AMERICAN CAMPUS COMMUNITIES, INC. ANNOUNCES QUARTERLY DIVIDEND

Austin, TX -- November 10, 2004 -- American Campus Communities, Inc. (NYSE: ACC), one of the nation's largest owners, managers and developers of high-quality student housing properties announced today that its Board of Directors has declared a partial quarterly dividend of $0.1651 per share of common stock for the period from August 17, 2004 to September 30, 2004. The dividend is payable on November 29, 2004, to shareholders of record on the close of business on November 22, 2004.

About American Campus Communities, Inc.

American Campus Communities, Inc. is the nation's only publicly traded REIT solely focused on student housing. American Campus Communities is a fully integrated, self-managed and self-administered equity REIT with expertise in the acquisition, design, finance, development, construction management, and leasing and management of student housing properties. At September 30, 2004, the company owned 17 properties containing more than 4,000 units and 12,000 beds and including these owned properties the company managed 35 properties representing more than 8,700 units and 24,000 beds including its owned properties.

For more information please go to the company website, at www.studenthousing.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.